SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------


                       February 3, 1999 (February 2, 1999)
               (Date of Report (date of earliest event reported))


                               Cendant Corporation
             (Exact name of Registrant as specified in its charter)

         Delaware                     1-10308                   06-0918165
(State or other jurisdiction    (Commission File No.)        (I.R.S. Employer
    of incorporation or                                   Identification Number)
      organization)

9 West 57th Street - 37th Floor
       New York, NY                                               10019
  (Address of principal                                        (Zip Code)
    executive office)


                                 (212) 413-1800
              (Registrant's telephone number, including area code)



                                  6 Sylvan Way
                              Parsippany, NJ 07054
       (Former name, former address and former fiscal year, if applicable)










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Item 5.  Other Events

Cendant Corporation Increases Share Repurchase. On February 2, 1998, we announced that our Board of Directors authorized a $200 million increase in the Company's repurchase program to $1.2 billion.

Under the share repurchase program, which commenced in the fourth quarter of 1998, we purchased about $950 million of our common stock or approximately 48 million shares on the open market. To date, we have reduced our primary shares outstanding by about 55 million shares or about 6.5% (including the 7.1 million shares acquired as part of the sale of Hebdo Mag International).

Reference is made to the press release dated February 2, 1999 attached hereto and Exhibit 99.1, which is incorporated herein by reference in its entirety.


Item 7.  Exhibits

Exhibit
   No.            Description
-------           --------------------------------------------------------------

99.1 Press release: Cendant Corporation Increases Share Repurchase Program to $1.2 billion, dated February 2, 1999.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CENDANT CORPORATION



                                    By:   /s/  James E.  Buckman
                                          James E.  Buckman
                                          Vice Chairman and General Counsel


Date:  February 3, 1999

                               CENDANT CORPORATION
                           CURRENT REPORT ON FORM 8-K
                Report Dated February 3, 1999 (February 2, 1999)



                                  EXHIBIT INDEX


Exhibit
   No.            Description
--------          --------------------------------------------------------------

99.1 Press release: Cendant Corporation Increases Share Repurchase Program to $1.2 billion, dated February 2, 1999.